Exhibit 16.1

(b)(1): Title of securities issued. Series: Series Ari the Adventurer 19: Series Balletic: Series Black Escort 19: Series Carrothers: Series Chad Brown Bundle: Series Classic Cut: Series Co Cola 19: Series Courtisane 19: Series Daring Dancer 20: Series Demogorgon: Series Desire Street 19: Series Dubawi – J Wonder: Series Duke of Love: Series Echo Warrior 19: Series Essential Rose 20: Series Flora Dora '20: Series Frosted Oats: Series Future Stars Stable: Series Gentleman Gerry 20: Series Going to Vegas: Series Got Stormy: Series Grand Traverse Bay 19: Series Grand Traverse Bay 20: Series Into Summer 19: Series Latte Da 19: Series Madeira Wine: Series Margaret Reay 19: Series Margarita Friday 19: Series Mayan Milagra 19: Series Miss Sakamoto: Series Mo Mischief: Series Monomoy Girl: Series Mrs Whistler : Series Northern Smile 20: Series Our Miss Jones 19: Series Queen Amira 19: Series Race Hunter 19: Series Salute to America: Series Silverpocketsfull 19: Series Social Dilemma: Series Song of Bernadette 20: Series Storm Shooter: Series Sunsanddrinkinhand: Series Sweet Sweet Annie 19: Series Tufnel: Series Vertical Threat: Series Vow: Series War Safe: Series Who Runs the World: Series Who'sbeeninmybed: Series Without Delay 19: Series Wonder Upon A Star 19: Series You Make Luvin Fun 19.